Filed Pursuant to Rule 424(b)(5)
Registration No. 333-264110

600,000 American Depositary Shares, each representing ten (10) Ordinary Shares
Pre-Funded Warrants to Purchase up to 1,257,143 American Depositary Shares
Warrants to Purchase up to 1,857,143 American Depositary Shares

We are offering on a “reasonable best efforts” basis 600,000 American Depositary Shares (the “ADSs”), each representing ten (10) ordinary shares, no par value (the “Ordinary Shares”). The purchase price of each ADS is $3.50. We are also offering on a “reasonable best efforts” basis pre-funded warrants to purchase up to 1,257,143 ADSs to the purchaser whose purchase of additional ADSs in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of the voting rights in the Company and 4.99% of our outstanding share capital immediately following the consummation of this offering (the “Pre-Funded Warrants”). The purchase price of each Pre-Funded Warrant is equal to $3.50 (which is equal to the sale price of the ADSs minus $0.0001, the exercise price of each Pre-Funded Warrant). The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

The ADSs and Pre-Funded Warrants are being offered together with warrants to purchase up to 1,857,143 ADSs, which are offered on a “reasonable best efforts” basis (the “Common Warrants” and, together with the ADSs and the Pre-Funded Warrants, the “Securities”). Each Common Warrant has an exercise price per Ordinary Share of $3.50 and will expire on the fifth anniversary of the original issuance date.

The ADSs, Pre-Funded Warrants and Common Warrants can only be purchased together in this offering but will be issued separately.

The Securities are being sold in this offering to a certain purchaser (the “Purchaser”) under a securities purchase agreement dated June 29, 2022 between us and the Purchaser.

Our ADSs are traded on the Nasdaq Capital Market under the symbol “MITC.” On June 29, 2022, the last reported sale price of our ADSs on the Nasdaq Capital Market was $3.62 per ADS. There is no established public trading market for the Pre-Funded Warrants or the Common Warrants and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the Pre-Funded Warrants or the Common Warrants on any national securities exchange or other nationally recognized trading system.

On June 2, 2022, the aggregate market value of our Ordinary Shares held by non-affiliates was approximately $74,748,378, based on 126,534,867 Ordinary Shares outstanding, of which 124,997,287 Ordinary Shares were held by non-affiliates, and a per ADS price of $4.98, which was the closing sale price of the ADSs on the Nasdaq Capital Market on such date. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the shelf securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our voting and non-voting Ordinary Shares held by non-affiliates in any 12-month period as long as the aggregate market value of our outstanding Ordinary Shares held by non-affiliates is less than $75 million. We have not offered any securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Investing in our ADSs involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and the risk factors in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We have engaged A.G.P./ Alliance Global Partners, or the placement agent, as our exclusive placement agent in connection with this offering. This offering is being conducted on a “reasonable best efforts” basis and the placement agent has no obligation to buy any of the Securities from us or to arrange for the purchase or sale of any specific number or dollar amount of Securities but will use their best efforts to sell the Securities offered. We have not agreed to a date on which this offering will end, any minimum purchase requirement or any arrangements to place the funds in an escrow, trust or similar account. We have agreed to pay the placement agent fees set forth in the table below. See “Plan of Distribution” beginning on page S-16 of this prospectus supplement for more information.

	PER ADS AND ACCOMPANYING WARRANT	PER PRE-FUNDED WARRANT AND ACCOMPANYING WARRANT	TOTAL
Public offering price	$3.50	$3.4999	$6,499,875
Placement agent fees(1)	$147,000	$307,994	$454,994
Proceeds to the Company (before expenses)	$1,953,000	$4,091,884	$6,044,884

(1)
We have agreed to pay the placement agent a placement agent’s fee equal to 7% of the aggregate purchase price of the ADSs and Pre-Funded Warrants sold in this offering. See “Plan of Distribution” beginning on page S-16 of this prospectus supplement for a description of the compensation payable to the placement agent.

Delivery of the Securities is expected to be made on or about July 5, 2022.

A.G.P.

Prospectus Supplement dated June 29, 2022

Table of Contents

Prospectus Supplement

Prospectus

S - i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of the Securities. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Where You Can Find More Information; Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or therein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are responsible for the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the placement agent has not, authorized any other person to provide you with different information, and neither we nor the placement agent take any responsibility for any other information that others may give you. When you make a decision about whether to invest in our ADSs, you should not rely upon any information other than the information in this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, and the placement agent are soliciting offers to buy, Securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any Securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise stated, all references in this prospectus supplement to “we,” “us,” “our,” “MeaTech,” “MeaTech 3D,” the “Company” and similar designations refer to MeaTech 3D Ltd.

MeaTech is a trademark of ours that we use in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to our trademark and tradenames.

S - ii

SPECIAL CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement, including the information incorporated by reference in this prospectus supplement, contains statements that are forward-looking statements about our expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies, plans and prospects. Forward-looking statements can be identified based on our use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should,” “anticipate,” “could,” “might,” “seek,” “target,” “will,” “project,” “forecast,” “continue” or their negatives or variations of these words or other comparable words, or by the fact that these statements do not relate strictly to historical matters. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, any of the following:

•	our estimates regarding our expenses, future revenue, capital requirements and needs for additional financing;
•
our expectations regarding the success of our cultured meat manufacturing technologies we are developing, which will require significant additional work before we can potentially launch commercial sales;

•	our research and development activities associated with technologies for cultured meat manufacturing, including three-dimensional meat production, which involves a lengthy and complex process;
•	our expectations regarding the timing for the potential commercial launch of our cultured meat technologies;
•
our ability to successfully manage our planned growth, including with respect to our recent acquisition of Peace of Meat BV, or Peace of Meat, and any future acquisitions, joint ventures, collaborations or similar transactions;

•	the potential business or economic disruptions caused by the COVID-19 pandemic;
•	the competitiveness of the market for our cultured meat technologies;
•
our ability to enforce our intellectual property rights and to operate our business without infringing, misappropriating, or otherwise violating the intellectual property rights and proprietary technology of third parties;

•	our ability to predict and timely respond to preferences for alternative proteins and cultured meats and new trends;
•	our ability to attract, hire and retain qualified employees and key personnel; and
•	other risks and uncertainties, including those listed under the heading “Risk Factors.”

We believe that our forward-looking statements are reasonable; however, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors (including those identified above) that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We describe and/or refer to many of these risks in greater detail under the heading “Risk Factors” in this prospectus supplement and in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021 (the “Annual Report”), which is incorporated herein by reference. Given these uncertainties, you should not rely upon forward-looking statements as guarantees of future outcomes.

All forward-looking statements contained herein and in any of the foregoing documents speak only as of the date hereof or of such documents, respectively, and are expressly qualified in their entirety by the cautionary statements contained within the “Risk Factors” section of those documents. We do not undertake to update or revise forward-looking statements to reflect events or circumstances that arise after the date on which such statements are made or to reflect the occurrence of unanticipated events, except as required by law.

S - iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement or incorporated in this prospectus supplement and the accompanying prospectus by reference. This summary does not contain all of the information you should consider before buying Securities in this offering. You should carefully read this entire prospectus supplement, the accompanying base prospectus and any related free writing prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under “Risk Factors” in this prospectus supplement on page S-6, in any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. You also should carefully read the information incorporated by reference into this prospectus supplement, including our financial statements, other information and the exhibits to the registration statement of which the accompanying prospectus is a part.

Our Business

History and Development of the Company

We were incorporated in May 2018 in Israel as DocoMed Ltd., and originally provided digital health services. In July 2019, we changed our name to MeaTech Ltd. (“MeaTech”), and commenced our cultured meat technology development operations. In January 2020, MeaTech completed a merger (the “Merger”), with Ophectra Real Estate and Investment Ltd. (“Ophectra”), a company incorporated in Israel whose shares were traded on the Tel Aviv Stock Exchange (TASE), whereupon the name of Ophectra was changed to Meat-Tech 3D Ltd., and later further changed to MeaTech 3D Ltd.

According to the terms of the Merger, MeaTech 3D acquired all outstanding shares of MeaTech from MeaTech’s shareholders, in return for the issuance of 30,525,506 Ordinary Shares with no par value to the shareholders of MeaTech. Following the issuance, these shares formed 60% of our outstanding capital, and MeaTech become MeaTech 3D’s wholly-owned subsidiary. In September 2020, MeaTech changed its name to Chicken Meat-Tech Ltd. and later further changed its name to MeaTech MT Ltd.

In connection with the Merger, the Tel Aviv District Court for Economic Affairs approved an arrangement whereby all of Ophectra’s assets and liabilities, whether certain or contingent, at the time of the Merger were irrevocably assigned to a trust account for the purpose of settling Ophectra’s pre-merger liabilities (except for Ophectra’s ownership of 14.74% of the outstanding shares of Therapin Ltd. (“Therapin”), a company incorporated in Israel, which we temporarily retained with the provision that should the trust account funds and assets not suffice to pay the aforesaid liabilities, we will be liable for a portion of them, up to the value of the Therapin asset). This includes all future liabilities arising from Ophectra’s activities prior to the Merger (including tax liabilities, if any), and any commitments made by Ophectra prior to the Merger. We also provided the trust account approximately NIS 1.3 million (approximately $0.4 million), which we include in our public listing expenses, for the purpose of settling any of Ophectra’s debts, and bear no additional liabilities to the settlement fund. Anyone who believed they had a claim to Ophectra’s assets were invited to lodge their claims to the trustees. Due to the fact that two years have passed since the merger, and the fact that the Settlement Fund no longer contains any assets, its trustees are expected to instigate proceedings to wind up the Settlement Fund.

Upon completion of the Merger, all directors and officers of MeaTech became directors and officers of MeaTech 3D, in addition to some of the independent directors of Ophectra.

Although MeaTech 3D was the legal acquirer of MeaTech’s shares as described above, because (i) the shareholders of MeaTech received the majority of the voting rights in MeaTech 3D and the ability to determine its financial and operational policy, (ii) the management of MeaTech continues to serve as the management of MeaTech 3D and (iii) at the time of completion of the merger, MeaTech 3D was a company without significant business operations, the merger is not considered a business acquisition as defined in IFRS 3. As a result, it was determined that MeaTech is the acquirer of the business for accounting purposes and the transaction was treated as a reverse acquisition that does not constitute a business combination.

Therefore, the consolidated financial statements and financial data incorporated by reference herein for all periods through and including December 31, 2019 were adjusted retroactively to reflect the financial statements of MeaTech (now called MeaTech MT Ltd.), other than the information concerning earnings per share, which is presented according to the equity information of MeaTech 3D (then called Ophectra Real Estate and Investments Ltd.), and our consolidated financial statements and financial data included herein from January 1, 2020 onward relate to MeaTech 3D.

We temporarily maintained ownership of 14.74% of the outstanding shares of Therapin while considering a possible collaboration, however, in May 2020, we returned these holdings to Therapin, and agreed to convert our investment of NIS 7.25 million in Therapin into an interest-free loan, to be repaid by the latter at a rate of NIS 0.48 million per annum for ten years (NIS 4.8 million in total) plus NIS 2.45 million to be paid upon an exit event, including a public offering, or repayment of 14.74% of any distributable surplus or dividend distributed by Therapin, up to the amount of the outstanding balance, as detailed in our separation agreement with Therapin. As part of the agreement, Therapin gave us an option to convert the cash payment to equity of Therapin.

Acquisition of Peace of Meat

In February 2021, we finalized our acquisition of Peace of Meat, a Belgian producer of cultured avian products, for up to $19.9 million in cash and equity, depending on milestone achievements. We intend to leverage Peace of Meat’s cultured avian technologies to diversify our own bovine-oriented technologies and expedite our entry into the market for plant-based meat alternatives and cultured products.

$28 million Nasdaq listing and voluntary delisting from the Tel Aviv Stock Exchange

In March 2021, we raised $28 million in gross proceeds in an initial public offering of ADSs on the Nasdaq Capital Market, making us the first cultured meat company to be publicly traded in the US. In August 2021, we completed the process of voluntarily delisting our Ordinary Shares from the TASE, with the ADSs representing our Ordinary Shares continuing to trade on the Nasdaq Capital Market. The decision was made in order to internationalize our investor and public relations efforts into the United States and globally.

Initiation of food technology development activities in Europe

In April 2021, we commenced food technology development activities through our European subsidiary, MeaTech Europe, with an initial focus on hybrid foods using Peace of Meat’s cultured fat. Hybrid foods are products composed of both plant and cultured meat ingredients that have the potential to offer a meatier experience than purely plant-based meat alternatives.

Letter of intent with Tiv Ta’am Holdings to develop and distribute cultured meat products

In July 2021, as part of our strategy, we signed a non-binding letter of intent with Tiv Ta'am, a leading food retailer and meat producer in Israel, to examine options to commercialize our products. We are unable to determine whether a binding cooperation agreement will result from negotiations, however such an agreement would be expected to include cooperation on research and the establishment of a production facility for cultivated meat products, as well as a grant of distribution and marketing rights to Tiv Ta’am (including possible exclusive rights on jointly developed products), in Israel and/or elsewhere in the world. We have also agreed to discuss expanding cooperation regarding the production and marketing of cultivated meat products in the future, with an emphasis on cultivated pork. We intend to publicize information regarding such an agreement, should it eventuate.

Manufacturing of 700g (25 oz) of cultivated fat biomass

In July 2021, Peace of Meat cultivated just over 700 grams of pure chicken fat biomass in a single production run. We believe that producing this quantity of pure cultured material in one run is a breakthrough toward potentially manufacturing cultivated chicken fat at an industrial scale.

Partnering with Ashton Kutcher and Guy Oseary of BlueSoundWaves

In October 2021, BlueOcean Sustainability Fund, LLC (“BlueSoundWaves”), led by Ashton Kutcher, Guy Oseary and Effie Epstein, partnered with us with the goal of accelerating our growth and development toward commercializing our proprietary cultured meat production technologies. BlueSoundWaves works closely with our management to advance our strategy, go-to-market activities and brand by leveraging the collective’s marketing and strategic expertise and network.

Cultivation of Bioprinted Steak

In December 2021, we announced that we had successfully three-dimensionally printed a 3.67 ounce cultivated steak, primarily composed of cultivated real fat and muscle tissues, without using soy or pea protein. The cells used to make the steak were produced with an advanced proprietary process that starts by isolating bovine stem cells from tissue samples and multiplying them. Upon reaching sufficient cellular mass, stem cells were formulated into bio inks compatible with our proprietary 3D bioprinter. The bio-inks were printed from a digital design file of a steak structure. The printed product was placed in an incubator to mature, allowing the stem cells to differentiate into fat and muscle cells and develop into fat and muscle tissue to form our steak.

Recent Developments

Promising results with muscle stem cell differentiation

In February 2022, we announced the successful development of a novel technology process in which muscle cells are fused into significant muscle fibers that better resemble those in whole cuts of meat. Bovine stem cells were isolated, proliferated in the lab, and differentiated into matured muscle cells with improved muscle fiber density, thickness and length. Based on these improvements, we have filed a provisional patent application with the United States Patent and Trademark Office.

Expansion of cultivated meat operation into the U.S. to accelerate go-to-market strategy

In March 2022, we announced that we intend to open a U.S. office. We expect the new space will include activities in research and development, investor relations, and business development.

Announcement of pilot plant plans

In March 2022, we announced that Peace of Meat intends to build an R&D facility and pilot plant in Belgium, with construction expected to commence in 2022. The new facility is designed to expand and accelerate our cultured avian technology and R&D capabilities and help propel our market entry.

Breakthrough in 3D bioprinting capabilities

In May 2022, we announced the development of a novel, multi-nozzle 3D bioprinting system for industrial scale production of complex cultured meat products without impacting cell viability. We plan to offer the technology to third parties via a wholly-owned private subsidiary as a potential additional revenue stream and to accelerate commercialization.

Strategic agreement between Peace of Meat and ENOUGH

In May 2022, Peace of Meat signed a strategic agreement with ENOUGH, a leader in the field of mycoprotein, a fungi-based fermented food ingredient, which is expected to help accelerate commercialization of our culture avian fat product. This innovative initiative is expected to create advanced hybrid alternative meat products that better resemble the flavor, aroma, texture, and even nutritional value of conventional meat.

Joining the United Nations Global Compact

In May 2022, we joined the UN Global Compact initiative, committing to ten universally accepted principles in the areas of human rights, labor, environment, and anti-corruption and to act in support of the issues embodied in the UN’s Sustainable Development Goals.

Patent Grant

In June 2022, we were granted a patent in Australia, based on our development of systems and methods to apply external forces to muscle tissue that result in the development of high-quality complex structured meat.

Corporate Information

We were incorporated in May 2018 in Israel as DocoMed Ltd., and originally provided digital health services. In July 2019, we changed our name to MeaTech Ltd., or MeaTech, and commenced our cultured meat technology development operations. In January 2020, MeaTech completed a merger with Ophectra, whereupon the name of Ophectra was changed to Meat-Tech 3D Ltd., and later further changed to MeaTech 3D Ltd., or MeaTech 3D. Our principal executive offices are located at 5 David Fikes St., P.O. Box 4061, Rehovot 7638205 Israel. The phone number at our principal executive offices is +972-73-332-2853.

THE OFFERING

ADSs to be offered by us	600,000 of our ADSs
Per ADS offering price:	$3.50 per ADS
ADSs outstanding after this offering	13,253,487
Pre-Funded Warrants
We are also offering Pre-Funded Warrants to purchase up to 1,257,143 ADSs to the purchaser whose purchase of additional ADSs in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of the voting rights in the Company and 4.99% of our outstanding share capital immediately following the consummation of this offering. The purchase price of each Pre-Funded Warrant is equal to $3.4999, which is equal to the purchase price of the ADSs minus $0.0001, the exercise price of each Pre-Funded Warrant. Each Pre-Funded Warrant is immediately exercisable and may be exercised at any time until it has been exercised in full. This offering also relates to the ADSs issuable upon exercise of any Pre-Funded Warrants sold in this offering.

Common Warrants
We are also offering Common Warrants to purchase an aggregate of 1,857,143 shares of our ADSs. The ADSs and the Pre-Funded Warrant are being sold together with the Common Warrants. Each Common Warrants has an exercise price per share of $3.50 and will expire on the fifth anniversary of the original issuance date. This offering also relates to the offering of the ADSs issuable upon exercise of the Common Warrants.

Reasonable Best Efforts
We have agreed to issue and sell the Securities offered hereby to the Purchaser through the placement agent, and the placement agent has agreed to offer and sell such Securities on a “reasonable best efforts” basis. The placement agent is not required to buy or sell any specific number or dollar amount of the Securities offered hereby, but will use its reasonable best efforts to sell such Securities. See “Plan of Distribution” on page S-16 of this prospectus supplement.

Use of Proceeds
We intend to use the net proceeds from the sale of the Securities under this prospectus supplement primarily for general corporate purposes, which may include operating expenses, working capital, future acquisitions or share repurchases, general capital expenditures and satisfaction of debt obligations. See “Use of Proceeds” on page S-8.

Risk Factors
Before investing in our ADSs, you should carefully read and consider the “Risk Factors” beginning on page S-6 of this prospectus supplement, and the risks set forth under the caption of “Risk Factors” included in our Annual Report, and any documents incorporated by reference into this prospectus supplement for certain considerations relevant and risk factors associated with an investment in our securities.

Nasdaq Capital Market Symbol
Our ADSs are traded on the Nasdaq Capital Market under the symbol “MITC.” We do not intend to apply for a listing of the Pre-Funded Warrants or the Common Warrants on any national securities exchange or other nationally recognized trading system.

The information above is based on 12,652,987 ADSs outstanding as of June 22, 2022, and excludes the following:

●	1,063,068 ADSs issuable upon the exercise of options and restricted share units to purchase ADSs outstanding as of June 22, 2022, at a weighted average exercise price of $8.25 per ADS;
●	a total of 1,125,785 of our ADSs reserved for future issuance under our 2022 Share Incentive Plan, as of June 22, 2022;
●	745,892 ADSs issuable upon exercise of options and restricted share units outstanding as of June 22, 2022 at an exercise price to be determined at the time of exercise using a pre-determined formula;
●
2,022,419 ADSs issuable upon the exercise of investor warrants to purchase ADSs outstanding as of June 22, 2022 at a weighted average exercise price of $12.45 per ADS, which warrants are expected to remain outstanding at the consummation of this offering; and

●	223,639 ADSs issuable upon exercise of milestone-based rights to investors that had been granted and remained outstanding as of June 22, 2022 with no exercise price.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise or forfeiture of the outstanding options or warrants or settlement of restricted share units after June 22, 2022, including, for the avoidance of doubt, any Pre-Funded Warrants or Common Warrants.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before you decide to invest in our securities, you should consider carefully the risks described below and the risks discussed in the sections entitled "Risk Factors" in our Annual Report, the other filings we make with the SEC from time to time and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. We expect to update these Risk Factors from time to time in the annual and current reports that we file with the SEC after the date of this prospectus supplement. These updated Risk Factors will be incorporated by reference in this prospectus supplement and the accompanying prospectus. Please refer to these subsequent reports for additional information relating to the risks associated with investing in our ADSs and the accompanying securities. If any of such risks and uncertainties actually occurs, our business, financial condition, and results of operations could be severely harmed. This could cause the trading price of our ADSs to decline, and you could lose all or part of your investment.

Risks Related to this Offering

Resales of our ADSs in the public market by our shareholders as a result of this offering may cause the market price of our ADSs to fall.

Sales of a substantial number of our ADSs could occur at any time. The issuance of new ADSs could result in resales of our ADSs by our current shareholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our ADSs.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional ADSs or other securities convertible into or exchangeable for our ADSs that could result in further dilution to investors purchasing our ADSs in this offering or result in downward pressure on the price of our ADSs. We may sell ADSs or other securities in any other offering at prices that are higher or lower than the prices paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Accordingly, our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for our company.

We will need to raise additional funding to fund our working capital needs or consummate potential future acquisitions. Additional financing may not be available on acceptable terms, or at all. Failure to obtain additional capital may force us to delay, limit, or terminate our efforts or other operations.

The expected net proceeds of this offering may not be sufficient for us to fund of the working capital needs of our business or potential strategic acquisitions we may pursue in the future. We may continue to seek funds through equity or debt financings, collaborative or other arrangements with corporate sources, or through other sources of financing. Additional funding may not be available to us on acceptable terms, or at all. Any failure to raise capital as and when needed could have a negative impact on our financial condition and on our ability to pursue our business plans and strategies.

You may experience immediate and substantial dilution in the book value per share of the ADSs you purchase.

The public offering price per share is substantially higher than the net tangible book value per share of our ADSs. Therefore, if you purchase Securities in this offering, you will pay an effective price per ADS you acquire that substantially exceeds our net tangible book value per share after this offering. In addition, if previously issued options to acquire ADSs are exercised at prices below the offering price, you will experience further dilution. See “Dilution” for a more detailed discussion of the dilution you may incur in connection with this offering.

This offering may cause the trading price of our ADSs to decrease.

The price per ADS, together with the number of ADSs we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our ADSs. This decrease may continue after the completion of this offering.

We do not intend to pay dividends in the foreseeable future.

We have never paid cash dividends on our ADSs. We currently intend to retain our future earnings, if any, to finance the operation and growth of our business and currently do not plan to pay any cash dividends in the foreseeable future.

There is no public market for the Pre-Funded Warrants or the Common Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants or the Common Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or the Common Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants or the Common Warrants will be limited.

Holders of our Pre-Funded Warrants or the Common Warrants will have no rights as shareholders until they acquire our ADSs.

Until you acquire ADSs upon exercise of your Pre-Funded Warrants or the Common Warrants, you will have no rights with respect to ADSs issuable upon exercise of your Pre-Funded Warrants or the Common Warrants. Upon exercise of your Pre-Funded Warrants or the Common Warrants, you will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

The Pre-Funded Warrants are speculative in nature.

The Pre-Funded Warrants offered hereby do not confer any rights of ADS ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire ADSs at a fixed price. Specifically, commencing on the date of issuance, holders of the Pre-Funded Warrants may acquire ADSs issuable upon exercise of such warrants at an exercise price of $0.0001 per ADS. Moreover, following this offering, the market value of the Pre-Funded Warrants is uncertain and there can be no assurance that the market value of the Pre-Funded Warrants will equal or exceed their public offering price. There can be no assurance that the market price of the ADSs will ever equal or exceed the exercise price of the Pre-Funded Warrants, and consequently, whether it will ever be profitable for holders of the Pre-Funded Warrants to exercise the Pre-Funded Warrants.

The Common Warrants may not have any value.

Each Common Warrants have an exercise price per share of $3.50 and will expire on the fifth anniversary of their original issuance date. In the event our ADS price does not exceed the exercise price of the Common Warrants during the period when the warrants are exercisable, the Common Warrants may not have any value.

This offering is being conducted on a “reasonable best efforts” basis.

The placement agent is offering the Securities on a “reasonable best efforts” basis, and the placement agent are under no obligation to purchase any Securities for their own account. The placement agent is not required to sell any specific number or dollar amount of ADSs in this offering but will use their reasonable best efforts to sell the Securities offered in this prospectus supplement. As a “reasonable best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated.

Provisions of the Common Warrants offered by this prospectus could discourage an acquisition of us by a third party.

Certain provisions of the Common Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Common Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Common Warrants. Further, the Common Warrants provide that, in the event of certain transactions constituting “fundamental transactions,” with some exception, holders of such warrants will have the right, at their option, to require us to redeem such Common Warrants at a price described in such warrants. These and other provisions of the Common Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $5.83 million, after deducting the placement agent fee and estimated offering expenses payable by us and excluding the proceeds, if any, from the subsequent exercise of the Pre-Funded Warrants and the Common Warrants. We intend to use the net proceeds from this offering for general corporate purposes, which may include operating expenses, working capital, future acquisitions or share repurchases, general capital expenditures and satisfaction of debt obligations. We have not determined the amount of net proceeds to be used specifically for such purposes.

This expected use of net proceeds from this offering and our existing cash and cash equivalents represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We have no current agreements, commitments or understandings for any material acquisitions or licenses of any products, businesses or technologies that are definitive or probable to close. Pending the use of any net proceeds from this offering, we expect to invest the net proceeds in short-term interest-bearing instruments.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

General

As of March 31, 2022, our authorized share capital consists of 1,000,000,000 Ordinary Shares, no par value, of which 125,770,107 shares are issued and outstanding. All of our outstanding Ordinary Shares are validly issued, fully paid and non-assessable. Our Ordinary Shares are not redeemable and do not have any preemptive rights.

American Depositary Shares (ADSs)

Our ADSs are listed on the Nasdaq Capital Market under the symbol “MITC.” The last reported sale price of our ADSs on the Nasdaq Capital Market on June 29, 2022 was $3.62 per ADS.

The Bank of New York Mellon, as depositary, will register and deliver the ADSs. Each ADS will represent ten (10) Ordinary Shares (or a right to receive ten (10) Ordinary Shares). Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name or (ii) by having uncertificated ADSs registered in your name or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, or DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Israeli law governs shareholder rights. The depositary will be the holder of the Ordinary Shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

Pre-Funded Warrants Being Offered in this Offering

The following summary of certain terms and provisions of Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which is filed as Exhibit 4.1 to the Report of Foreign Private Issuer on Form 6-K filed with the Commission on June 30, 2022. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants. The Pre-Funded Warrants will be issued separately from the accompanying Common Warrants, and may be transferred separately immediately thereafter.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.0001. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of ADSs issuable upon exercise is subject to appropriate proportional adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our ADSs and the exercise price.

Cashless Exercise

The Pre-Funded Warrants may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the holder shall be entitled to receive upon such exercise (either in whole or in part) the net number of ADSs determined according to a formula set forth in the Pre-Funded Warrants, which generally provides for a number of ADSs equal to the volume weighted average price or the bid price on the day preceding the notice of exercise less the exercise price, multiplied by the number of ADSs the Pre-Funded Warrant was exercisable into, with such product then divided by the volume weighted average price or the bid price on the day preceding the notice of exercise.

Exercisability

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ADSs purchased upon such exercise (except in the case of a cashless exercise as discussed above). A holder (together with its affiliates) may not exercise any portion of the Common Warrant to the extent that the holder would own more than 4.99% of the voting power in the Company or 4.99% of the number of Ordinary Shares outstanding immediately after exercise.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional ADSs will be issued upon the exercise of the Pre-Funded Warrants. Rather, the number of ADSs to be issued will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole ADS.

Trading Market

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. The ADSs issuable upon exercise of the Pre-Funded Warrants are currently listed on the Nasdaq Capital Market under the symbol “MITC.”

Rights as a Stockholder

Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of the underlying ordinary share, the holders of the Common Warrants do not have the rights or privileges of holders of our Ordinary Shares, including any voting rights, until they exercise their Common Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our ADSs, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding ADSs, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Common Warrants Being Offered in this Offering

The following summary of certain terms and provisions of Common Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Common Warrants, the form of which is filed as an Exhibit 4.2 to the Report of Foreign Private Issuer on Form 6-K filed with the Commission on June 30, 2022. Prospective investors should carefully review the terms and provisions of the form of Common Warrant for a complete description of the terms and conditions of the Common Warrants.

Duration and Exercise Price

Each Common Warrant offered hereby will have an initial exercise price equal to $3.50 per ADS. The Common Warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The exercise price and number of ADSs issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our ADSs and the exercise price.

Cashless Exercise

If, at the time a holder exercises its Common Warrants, a registration statement registering the issuance of the ADSs underlying the Common Warrants under the Securities Act of 1933, as amended (the “Securities Act”) is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of ADSs determined according to a formula set forth in the Common Warrants, which generally provides for a number of ADSs equal to the volume weighted average price or the bid price on the day preceding the notice of exercise less the exercise price, multiplied by the number of ADSs the Common Warrant was exercisable into, with such product then divided by the volume weighted average price or the bid price on the day preceding the notice of exercise.

Exercisability

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ADSs purchased upon such exercise (except in the case of a cashless exercise as discussed above). A holder (together with its affiliates) may not exercise any portion of the Common Warrant to the extent that the holder would own more than 4.99% of the voting power in the Company or 4.99% of the number of ordinary shares outstanding immediately after exercise.

Fractional Shares

No fractional ADSs will be issued upon the exercise of the Common Warrants. Rather, the Company will, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole ADS.

Transferability

Subject to applicable laws, the Common Warrants may be offered for sale, sold, transferred or assigned without our consent. There is currently no trading market for the Common Warrants.

Exchange Listing

There is no trading market available for the Common Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Common Warrants on any securities exchange or nationally recognized trading system. The ADSs issuable upon exercise of the Common Warrants is currently listed on the Nasdaq Capital Market under the symbol “MITC.”

Rights as a Stockholder

Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of the underlying ordinary share, the holders of the Common Warrants do not have the rights or privileges of holders of our ordinary shares, including any voting rights, until they exercise their Common Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our ADSs, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding ADSs, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our ADSs and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements and other factors that our board of directors considers to be relevant.

CAPITALIZATION

The following table sets forth our total liabilities and shareholders’ equity as of March 31, 2022:

•	on an actual basis;

•
on an as adjusted basis to give additional effect to the sale of 1,857,143 ADSs and/or Pre-Funded Warrants in this offering at the purchase price of $3.50 per ADS (assuming the full exercise of the Pre-Funded Warrants), and after deducting commissions and estimated offering expenses payable by us.

The following table should be read in conjunction with “Use of Proceeds,” our financial statements and related notes that are incorporated by reference into this prospectus supplement and the accompanying prospectus and the other financial information included or incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of March 31, 2022
(U.S. dollars in thousands) (Unaudited)	Actual	As Adjusted

Cash and cash equivalents	$15,257	$21,086
Shareholders’ equity:
Ordinary Shares, no par value; Authorized 1,000,000,000 Ordinary Shares; Issued and outstanding: 126,534,767 Ordinary Shares as of March 31, 2022
Share capital and premium on shares	70,059	75,888
Capital reserves	4,026	4,026
Currency translation differences reserve	515	515
Accumulated deficit	(41,959)	(41,959)
Total
Total shareholders’ capital equity	$32,641	$38,470

The information above is based on 12,652,987 ADSs outstanding as of March 31, 2022 and assumes the exercise of the Pre-Funded Warrants, and excludes the following:

•	1,175,650 ADSs issuable upon the exercise of options and restricted share units to purchase ADSs outstanding as of March 31, 2022, at a weighted average exercise price of $8.69 per ADS;
•	25,703 of our ADSs reserved for future issuance under our 2018 Option and Restricted Stock Unit Allocation Plan, as March 31, 2022;
•	745,892 ADSs issuable upon exercise of options and restricted share units outstanding as of March 31, 2022 at an exercise price to be determined at the time of exercise using a pre-determined formula;
•
2,022,419 ADSs issuable upon the exercise of investor warrants to purchase ADSs outstanding as of March 31, 2022 at a weighted average exercise price of $13.49 per ADS, which warrants are expected to remain outstanding at the consummation of this offering;

•	223,639 ADSs issuable upon exercise of milestone-based rights to investors that had been granted and remained outstanding as of March 31, 2022 with no exercise price; and
•	1,857,143 ADSs issuable upon the exercise of the Common Warrants.

DILUTION

If you invest in our ADSs in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per ordinary share after this offering. Net tangible book value per ADS is calculated by subtracting our total liabilities from our total tangible assets, which is total assets, and dividing this amount by the number of ADSs outstanding. Our net tangible book value as of March 31, 2022 was approximately $32.6 million, or $2.58 per ADS.

After giving effect to the sale of 1,857,143 ADSs and/or Pre-Funded Warrants in this offering at the offering price of $3.50 per ADSs (assuming the full exercise of the Pre-Funded Warrants), and after deducting commissions and other estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2022 would have been approximately $38.5 million, or $2.65 per ADS. This amount represents an immediate dilution in the net tangible book value of $0.85 per ADS to our existing shareholders and an immediate increase in net tangible book value of $0.07 per ADS to new investors purchasing ADSs in this offering. The following table illustrates this per ADS dilution:

Public offering price per ADS		$3.50
Net tangible book value per ADS as of March 31, 2022	$2.58
Net dilution in net tangible book value per ADS attributable to existing shareholders	$0.85
As adjusted net tangible book value per ADS after this offering		$2.65
Net increase in net tangible book value per ADS to new investors in this offering		$0.07

The information above is based on 12,652,987 ADSs outstanding as of March 31, 2022 and assumes the exercise of the Pre-Funded Warrants, and excludes the following:

●	1,175,650 ADSs issuable upon the exercise of options and restricted share units to purchase ADSs outstanding as of March 31, 2022, at a weighted average exercise price of $8.69 per ADS;
●	25,703 of our ADSs reserved for future issuance under our 2018 Option and Restricted Stock Unit Allocation Plan, as March 31, 2022;
●	745,892 ADSs issuable upon exercise of options and restricted share units outstanding as of March 31, 2022 at an exercise price to be determined at the time of exercise using a pre-determined formula;
●
2,022,419 ADSs issuable upon the exercise of investor warrants to purchase ADSs outstanding as of March 31, 2022 at a weighted average exercise price of $13.49 per ADS, which warrants are expected to remain outstanding at the consummation of this offering;

●	223,639 ADSs issuable upon exercise of milestone-based rights to investors that had been granted and remained outstanding as of March 31, 2022 with no exercise price; and
●	1,857,143 ADSs issuable upon the exercise of the Common Warrants.

To the extent that these excluded options and warrants are exercised, investors purchasing Securities in this offering may experience further dilution.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise or forfeiture of the outstanding options or warrants or settlement of restricted share units after March 31, 2022, including, for the avoidance of doubt, any Common Warrants but not the Pre-Funded Warrants, which are assumed will be exercised for purposes of the above dilution calculation.

PLAN OF DISTRIBUTION

A.G.P. / Alliance Global Partners, which we refer to herein as the placement agent, located at 590 Madison Ave 28th Floor, New York, NY 10022, has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement dated June 29, 2022. The placement agent is not purchasing or selling any of the Securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of Securities, but it has agreed to use its reasonable best efforts to arrange for the sale of all of the Securities offered hereby. Therefore, we will enter into a securities purchase agreement directly with Purchasers in connection with this offering and we may not sell the entire amount of Securities offered pursuant to this prospectus supplement.

We will deliver the Securities being issued to the investor upon receipt of investor funds for the purchase of the Securities offered pursuant to this prospectus supplement. We expect to deliver the ADSs, Pre-Funded Warrants and Common Warrants being offered pursuant to this prospectus supplement on or about July 5, 2022.

We have agreed to indemnify the placement agent and specified other persons against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agent may be required to make in respect thereof.

Fees and Expenses

We have engaged A.G.P. / Alliance Global Partners as our exclusive placement agent in connection with this offering. This offering is being conducted on a “reasonable best efforts” basis and the placement agent has no obligation to buy any of the Securities from us or to arrange for the purchase or sale of any specific number or dollar amount of Securities. We have agreed to pay the placement agent fees set forth in the table below.

	PER ADS AND ACCOMPANYING WARRANT	PER PRE-FUNDED WARRANT AND ACCOMPANYING WARRANT	TOTAL
Public offering price	$3.50	$3.4999	$6,499,875
Placement agent fees(1)	$147,000	$307,991	$454,991
Proceeds to the Company (before expenses)	$1,953,000	$4,091,884	$6,044,884

(1)	We have agreed to pay the placement agent a placement agent’s fee equal to 7% of the aggregate purchase price of the ADSs and Pre-Funded Warrants sold in this offering.

We have also agreed to reimburse the placement agent at closing for legal and other expenses incurred by them in connection with the offering in an amount not to exceed $65,000, as well as non-accountable expenses up to a maximum of $25,000. We estimate the total expenses payable by us for this offering, excluding the placement agent fees and expenses, will be approximately $216,000.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and
●
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Listing

Our ADSs are listed on the Nasdaq Capital Market under the trading symbol “MITC.”

Lock-Up Agreements

Our directors and officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any ADSs or securities convertible into, or exchangeable or exercisable for, our ADSs during a period ending ninety (90) days after the date of this prospectus supplement, without first obtaining the written consent of the Purchaser. Specifically, these individuals have agreed, in part, not to:

●	sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act;
●
enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of our common shares, in cash or otherwise;

●	make any demand for or exercise any right with respect to the registration of any of our securities;
●	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge, or other arrangement relating to any of our securities.

Notwithstanding these limitations, these ADSs may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession, .

In addition, we have agreed that (i) we will not conduct any issuances of our ADSs for a period of ninety (90) days following closing of this offering and that (ii) we will not conduct any sales of ADSs or equivalent securities involving an at-the-market facility or otherwise enter into a variable rate transaction for a period of twelve (12) months following the closing of this offering.

Discretionary Accounts

The placement agent does not intend to confirm sales of the Securities offered hereby to any accounts over which it has discretionary authority.

Other Activities and Relationships

The placement agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the placement agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the placement agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The placement agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the ADSs offered hereby. Any such short positions could adversely affect future trading prices of the ADSs offered hereby. The placement agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

This prospectus supplement in electronic format may be made available on a website maintained by the placement agent, and the placement agent may distribute this prospectus supplement electronically.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and any Israeli experts named in this prospectus supplement may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a significant number of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have irrevocably appointed MeaTech U.S., Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with any offering described in this prospectus supplement. The address of our agent is 1007 North Orange Street, 10th Floor, Wilmington, Delaware 19801.

We have been informed by our legal counsel in Israel, Meitar | Law Offices, that it may be difficult to initiate an action with respect to U.S. securities law in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to hear such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

Subject to certain time limitations, legal procedures and certain exceptions, Israeli courts may enforce a U.S. judgment in a civil matter which is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;
●
the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court will not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);
●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;
●	the judgment was obtained by fraud;
●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;
●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;
●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or
●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

LEGAL MATTERS

Certain legal matters relating to the offering of the Securities under this prospectus supplement and other legal matters concerning this offering relating to Israeli law will be passed upon for us by Meitar | Law Offices, Ramat Gan, Israel. Certain legal matters in connection with this offering relating to U.S. federal law will be passed upon for us by Covington & Burling LLP, New York, New York. Sullivan & Worcester LLP, New York, New York, and Gornitzky & Co., Law Offices, Tel Aviv, Israel, are counsel to the placement agent in connection with this offering.

EXPERTS

The financial statements, incorporated by reference in this prospectus supplement from the Annual Report have been so incorporated by reference in reliance upon the report of Somekh Chaikin, member firm of KPMG International, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or having certified any part of this prospectus or having given an opinion upon the validity of the Securities being registered or upon other legal matters in connection with the registration or offering of the ADSs was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parent or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

WHERE YOU CAN FIND MORE INFORMATION

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Form 6-K, unaudited quarterly financial information.

We maintain a corporate website at www.meatech3d.com. Information contained on, or that can be accessed through, our website and other websites listed in this prospectus supplement do not constitute a part of this prospectus supplement or the accompanying prospectus. We have included these website addresses in this prospectus solely as inactive textual references.

The SEC maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC:

(a) Our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on March 24, 2022 (File No. 001-40173);

(b) The description of our Ordinary Shares contained in our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on June 29, 2022; and

(c) Our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act on May 31, 2022, June 10, 2022, June 29, 2022, June 29, 2022 and June 30, 2022.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (if such reports on Form 6-K expressly state that they are incorporated in whole or in part by reference into the registration statement of which this prospectus supplement forms a part) prior to the termination of this offering. These documents that we file later with the SEC and that are incorporated by reference in this prospectus will automatically update information contained in this prospectus or that was previously incorporated by reference into this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information were included in this prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. Do not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of these documents.

We will provide without charge to each person to whom a copy of this prospectus supplement and the prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus supplement). Any such request should be addressed to us at: 5 Fikes St., Rehovot, IL, Attention: Guy Hefer, or made by phone at +972-7-3332853. You may also access the documents incorporated by reference in this prospectus supplement through our website at www.meatech3d.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement or the registration statement of which it forms a part.

 PROSPECTUS

$75,000,000 of Ordinary Shares, ADSs, Warrants,
and/or Units Offered by the Company

MEATECH 3D LTD.

We may offer, issue and sell from time to time, in one or more offerings, up to $75,000,000, in the aggregate, of our ordinary shares, warrants to purchase ordinary shares, American Depositary Shares, or ADSs, warrants and units comprised of, or other combinations of, the foregoing securities. We refer to the ordinary shares, ADSs, warrants and units individually and collectively as “securities” in this prospectus.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference herein and therein, before you invest in any of our securities.

We may, from time to time, offer and sell securities through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market, or Nasdaq, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriters, agents or dealers and any applicable fees, commissions or discounts. For a more complete description of the plan of distribution of the securities, see the section entitled “Plan of Distribution” beginning on page 31 of this prospectus. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

The ADSs representing our ordinary shares are traded on the Nasdaq under the symbol “MITC.” On April 1, 2022, the closing price of the ADSs was $5.14 as reported on Nasdaq.

On February 9, 2022, the aggregate market value of our ordinary shares held by non-affiliates was approximately $72,641,785.09 based on 126,529,867 ordinary shares outstanding as of March 31, 2022, of which 121,474,557 ordinary shares were held by non-affiliates, and a per ADS price of $5.98, which was the closing sale price of the ADSs on Nasdaq on such date. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the shelf securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our voting and non-voting ordinary shares held by non-affiliates in any 12-month period as long as the aggregate market value of our outstanding ordinary shares held by non-affiliates is less than $75 million. We have not offered any securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

As of the date of this prospectus, we are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, are eligible for reduced public company disclosure requirements. See “Our Company—Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Investing in our securities involves risks. See the section entitled “Risk Factors” on page 9 of this prospectus, in the applicable prospectus supplement and in the documents we incorporate by reference herein or therein.

Neither the Securities and Exchange Commission nor any state or other securities commission, has approved or disapproved of our securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 13, 2022

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time, in one or more offerings up to a total dollar amount of $75,000,000, from time to time in one or more offerings, as described in this prospectus.

We have not authorized any other person to provide you with different or additional information other than that contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We don’t take any responsibility, and can make no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Under this shelf registration, we may offer any combination of the securities described in this prospectus from time to time in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. Accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement or any related free writing prospectus that we may authorize. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Unless otherwise indicated, “MeaTech 3D,” “MeaTech,” “the Company,” “our company,” “we,” “us” and “our” refer to MeaTech 3D Ltd.

MeaTech is a trademark of ours that we use in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to our trademark and tradenames.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference in this prospectus, contains, and any prospectus supplement or document incorporated by reference therein may contain, statements that are forward-looking statements about our expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies, plans and prospects. Forward-looking statements can be identified based on our use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should,” “anticipate,” “could,” “might,” “seek,” “target,” “will,” “project,” “forecast,” “continue” or their negatives or variations of these words or other comparable words, or by the fact that these statements do not relate strictly to historical matters. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, any of the following:

•	our estimates regarding our expenses, future revenue, capital requirements and needs for additional financing;

•
our expectations regarding the success of our cultured meat manufacturing technologies we are developing, which will require significant additional work before we can potentially launch commercial sales;

•	our research and development activities associated with technologies for cultured meat manufacturing, including three-dimensional meat production, which involves a lengthy and complex process;

•	our expectations regarding the timing for the potential commercial launch of our cultured meat technologies;

•
our ability to successfully manage our planned growth, including with respect to our recent acquisition of Peace of Meat BV, or Peace of Meat, and any future acquisitions, joint ventures, collaborations or similar transactions;

•	the potential business or economic disruptions caused by the COVID-19 pandemic;

•	the competitiveness of the market for our cultured meat technologies;

•
our ability to enforce our intellectual property rights and to operate our business without infringing, misappropriating, or otherwise violating the intellectual property rights and proprietary technology of third parties;

•	our ability to predict and timely respond to preferences for alternative proteins and cultured meats and new trends;

•	our ability to attract, hire and retain qualified employees and key personnel; and

•	other risks and uncertainties, including those listed under the heading “Risk Factors.”

We believe that our forward-looking statements are reasonable; however, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors (including those identified above) that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We describe and/or refer to many of these risks in greater detail under the heading “Risk Factors” in this prospectus and in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, which is incorporated herein by reference, and may further describe or refer to these risks in any prospectus supplement or document incorporated by reference herein or therein. Given these uncertainties, you should not rely upon forward-looking statements as guarantees of future outcomes.

All forward-looking statements contained herein and in any of the foregoing documents speak only as of the date hereof or of such documents, respectively, and are expressly qualified in their entirety by the cautionary statements contained within the “Risk Factors” section of those documents. We do not undertake to update or revise forward-looking statements to reflect events or circumstances that arise after the date on which such statements are made or to reflect the occurrence of unanticipated events, except as required by law.

OUR COMPANY

Our Business

History and Development of the Company

We were incorporated in May 2018 in Israel as DocoMed Ltd., and originally provided digital health services. In July 2019, we changed our name to MeaTech Ltd., or MeaTech, and commenced our cultured meat technology development operations. In January 2020, MeaTech completed a merger, or the Merger, with Ophectra Real Estate and Investment Ltd., or Ophectra, a company incorporated in Israel whose shares were traded on the Tel Aviv Stock Exchange (TASE), whereupon the name of Ophectra was changed to Meat-Tech 3D Ltd., and later further changed to MeaTech 3D Ltd.

According to the terms of the Merger, MeaTech 3D acquired all outstanding shares of MeaTech from MeaTech’s shareholders, in return for the issuance of 30,525,506 ordinary shares with no par value to the shareholders of MeaTech. Following the issuance, these shares formed 60% of our outstanding capital, and MeaTech become MeaTech 3D’s wholly-owned subsidiary. In September 2020, MeaTech changed its name to Chicken Meat-Tech Ltd. and later further changed its name to MeaTech MT Ltd.

In connection with the Merger, the Tel Aviv District Court for Economic Affairs approved an arrangement whereby all of Ophectra’s assets and liabilities, whether certain or contingent, at the time of the Merger were irrevocably assigned to a trust account for the purpose of settling Ophectra’s pre-merger liabilities (except for Ophectra’s ownership of 14.74% of the outstanding shares of Therapin Ltd., or Therapin, a company incorporated in Israel, which we temporarily retained with the provision that should the trust account funds and assets not suffice to pay the aforesaid liabilities, we will be liable for a portion of them, up to the value of the Therapin asset). This includes all future liabilities arising from Ophectra’s activities prior to the Merger (including tax liabilities, if any), and any commitments made by Ophectra prior to the Merger. We also provided the trust account approximately NIS 1.3 million (approximately $0.4 million), which we include in our public listing expenses, for the purpose of settling any of Ophectra’s debts, and bear no additional liabilities to the settlement fund. Anyone who believed they had a claim to Ophectra’s assets were invited to lodge their claims to the trustees. Due to the fact that two years have passed since the merger, and the fact that the Settlement Fund no longer contains any assets, its trustees are expected to instigate proceedings to wind up the Settlement Fund.

Upon completion of the Merger, all directors and officers of MeaTech became directors and officers of MeaTech 3D, in addition to some of the independent directors of Ophectra.

Although MeaTech 3D was the legal acquirer of MeaTech’s shares as described above, because (i) the shareholders of MeaTech received the majority of the voting rights in MeaTech 3D and the ability to determine its financial and operational policy, (ii) the management of MeaTech continues to serve as the management of MeaTech 3D and (iii) at the time of completion of the merger, MeaTech 3D was a company without significant business operations, the merger is not considered a business acquisition as defined in IFRS 3. As a result, it was determined that MeaTech is the acquirer of the business for accounting purposes and the transaction was treated as a reverse acquisition that does not constitute a business combination.

Therefore, the consolidated financial statements and financial data incorporated by reference herein for all periods through and including December 31, 2019 were adjusted retroactively to reflect the financial statements of MeaTech (now called MeaTech MT Ltd.), other than the information concerning earnings per share, which is presented according to the equity information of MeaTech 3D (then called Ophectra Real Estate and Investments Ltd.), and our consolidated financial statements and financial data included herein from January 1, 2020 onward relate to MeaTech 3D.

We temporarily maintained ownership of 14.74% of the outstanding shares of Therapin Ltd., or Therapin, while considering a possible collaboration, however, in May 2020, we returned these holdings to Therapin, and agreed to convert our investment of NIS 7.25 million in Therapin into an interest-free loan, to be repaid by the latter at a rate of NIS 0.48 million per annum for ten years (NIS 4.8 million in total) plus NIS 2.45 million to be paid upon an exit event, including a public offering, or repayment of 14.74% of any distributable surplus or dividend distributed by Therapin, up to the amount of the outstanding balance, as detailed in our separation agreement with Therapin. As part of the agreement, Therapin gave us an option to convert the cash payment to equity of Therapin.

Acquisition of Peace of Meat

In February 2021, we finalized our acquisition of Peace of Meat, a Belgian producer of cultured avian products, for up to $19.9 million in cash and equity, depending on milestone achievements. We intend to leverage Peace of Meat’s cultured avian technologies to diversify our own bovine-oriented technologies and expedite our entry into the market for plant-based meat alternatives and cultured products.

$28 million Nasdaq listing and voluntary delisting from the Tel Aviv Stock Exchange

In March 2021, we raised $28 million in gross proceeds in an initial public offering of ADSs on the Nasdaq Capital Market, making us the first cultured meat company to be publicly traded in the US. In August 2021, we completed the process of voluntarily delisting our ordinary shares from the TASE, with the ADSs representing our ordinary shares continuing to trade on the Nasdaq Capital Market. The decision was made in order to internationalize our investor and public relations efforts into the United States and globally.

Initiation of food technology development activities in Europe

In April 2021, we commenced food technology development activities through our European subsidiary, MeaTech Europe, with an initial focus on hybrid foods using Peace of Meat’s cultured fat. Hybrid foods are products composed of both plant and cultured meat ingredients that have the potential to offer a meatier experience than purely plant-based meat alternatives.

Letter of intent with Tiv Ta’am Holdings to develop and distribute cultured meat products

In July 2021, as part of our strategy, we signed a non-binding letter of intent with Tiv Ta'am, a leading food retailer and meat producer in Israel, to examine options to commercialize our products. We are unable to determine whether a binding cooperation agreement will result from negotiations, however such an agreement would be expected to include cooperation on research and the establishment of a production facility for cultivated meat products, as well as a grant of distribution and marketing rights to Tiv Ta’am (including possible exclusive rights on jointly developed products), in Israel and/or elsewhere in the world. We have also agreed to discuss expanding cooperation regarding the production and marketing of cultivated meat products in the future, with an emphasis on cultivated pork. We intend to publicize information regarding such an agreement, should it eventuate.

Manufacturing of 700g (25 oz) of cultivated fat biomass

In July 2021, Peace of Meat cultivated just over 700 grams of pure chicken fat biomass in a single production run. We believe that producing this quantity of pure cultured material in one run is a breakthrough toward potentially manufacturing cultivated chicken fat at an industrial scale.

Partnering with Ashton Kutcher and Guy Oseary of BlueSoundWaves

In October 2021, BlueOcean Sustainability Fund, LLC, or BlueSoundWaves , led by Ashton Kutcher, Guy Oseary and Effie Epstein, partnered with us with the goal of accelerating our growth and development toward commercializing our proprietary cultured meat production technologies. BlueSoundWaves works closely with our management to advance our strategy, go-to-market activities and brand by leveraging the collective’s marketing and strategic expertise and network.

Cultivation of World’s Largest Bioprinted Steak

In December 2021, we announced that we had successfully three-dimensionally printed a 3.67 ounce cultivated steak, primarily composed of cultivated real fat and muscle tissues, without using soy or pea protein. The cells used to make the steak were produced with an advanced proprietary process that starts by isolating bovine stem cells from tissue samples and multiplying them. Upon reaching sufficient cellular mass, stem cells were formulated into bio inks compatible with our proprietary 3D bioprinter. The bio-inks were printed from a digital design file of a steak structure. The printed product was placed in an incubator to mature, allowing the stem cells to differentiate into fat and muscle cells and develop into fat and muscle tissue to form our steak.

Recent Developments

Promising results with muscle stem cell differentiation

In February 2022, we announced the successful development of a novel technology process in which muscle cells are fused into significant muscle fibers that better resemble those in whole cuts of meat. Bovine stem cells were isolated, proliferated in the lab, and differentiated into matured muscle cells with improved muscle fiber density, thickness and length. Based on these improvements, we have filed a provisional patent application with the United States Patent and Trademark Office.

Expansion of cultivated meat operation into the U.S. to accelerate go-to-market strategy

In March 2022, we announced that we will be opening a U.S. office. The new space will include activities in research and development, investor relations, and business development.

Corporate Information

We were incorporated in May 2018 in Israel as DocoMed Ltd., and originally provided digital health services. In July 2019, we changed our name to MeaTech Ltd., or MeaTech, and commenced our cultured meat technology development operations. In January 2020, MeaTech completed a merger with Ophectra, whereupon the name of Ophectra was changed to Meat-Tech 3D Ltd., and later further changed to MeaTech 3D Ltd., or MeaTech 3D. Our principal executive offices are located at 5 David Fikes St., P.O. Box 4061, Rehovot 7638205 Israel. The phone number at our principal executive offices is +972-73-332-2853.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

As of the date of this prospectus, we are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we may take advantage of certain exemptions from various reporting requirements that are applicable to publicly traded entities that are not emerging growth companies. These exemptions include:

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended;

•
to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirement to hold a non-binding advisory vote on executive compensation, including golden parachute compensation; and

•
an exemption from compliance with the requirement that the Public Company Accounting Oversight Board has adopted regarding a supplement to the auditor’s report providing additional information about the audit and the financial statements.

As a result, the information contained in this prospectus may be different from the information you receive from other public companies in which you hold shares.

Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies. This provision allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. This transition period is only applicable under U.S. GAAP. As a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required or permitted by the IASB.

We may take advantage of these provisions for up to five years from the completion of our initial public offering or until such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of: (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) the date on which we have issued more than $1 billion in non-convertible debt securities during the previous three years and (iii) the first day of the year following the first year in which, as of the last business day of our most recently completed second fiscal quarter, the market value of our common equity held by non-affiliates exceeds $700 million. For additional information, please see “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2021, incorporated by reference herein.

Foreign Private Issuer

We report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the rules under the Exchange Act requiring domestic filers to issue financial statements prepared under U.S. GAAP;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•
the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•
the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial statements and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events.

Notwithstanding these exemptions, we will file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies also are exempt from certain more stringent executive compensation disclosure rules. Thus, as long as we remain a foreign private issuer, even after we no longer qualify as an emerging growth company, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

RISK FACTORS

Before purchasing any of the securities you should carefully consider the risks and uncertainties discussed below and under the caption “Item 3. Key Information— D. Risk Factors” in our 2021 annual report, which is incorporated by reference in this prospectus, as well as the risks, uncertainties and additional information described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus or in any such prospectus supplement. For a description of those reports and documents, and information about where you can find them, please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

OFFERING STATISTICS AND EXPECTED TIMELINE

We may sell from time to time pursuant to this prospectus (as may be detailed in an applicable prospectus supplement) an indeterminate number of securities as shall have a maximum aggregate offering price of $75 million. The actual price per share of the ordinary shares that we will offer, or per security of the securities that we will offer, pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a Report of Foreign Private Issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities by our Company under this prospectus will be used as additional working capital, for funding the growth of our business, including, potentially, for funding any merger or acquisition opportunities that may arise with companies that have products, services and technologies that are complementary or synergistic to ours, for the re-purchase of our securities and for general corporate purposes. When securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities.

OFFER AND LISTING DETAILS

The ADSs, each representing ten of our ordinary shares, are listed on the Nasdaq Capital Market under the symbol “MITC.”

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings, ordinary shares, ADSs, warrants, rights and/or units comprising any combination of these securities. The aggregate offering price for all securities that we may sell will not exceed $75 million.

General

As of December 31, 2021, our authorized share capital consists of 1,000,000,000 ordinary shares, no par value, of which 125,770,107 shares were issued and outstanding.

All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

Registration number and purposes of the company

Our registration number with the Israeli Registrar of Companies is 520041955. Our purpose as set forth in our articles of association is to engage in any lawful activity.

Voting rights and conversion

All ordinary shares will have identical voting and other rights in all respects.

Transfer of shares

Our fully-paid ordinary shares are issued in registered form and may be freely transferred under our articles of association, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our articles of association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Election of directors

Our ordinary shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of our directors, subject to the special approval requirements for external directors under the Israeli Companies Law, 5759-1999, or the Companies Law.

Under our articles of association, our board of directors must consist of no less than three but no more than 11 directors, including external directors. Pursuant to our articles of association, other than the external directors, for whom special election requirements apply under the Companies Law, the vote required to appoint a director is a simple majority vote of holders of our voting shares participating and voting at the relevant meeting.

In addition, our articles of association allow our board of directors to appoint new directors to fill in vacancies which can occur for any reason or as additional directors, provided that the number of board members shall not exceed the maximum number of directors mentioned above. The appointment of a director by the board shall be in effect until the following annual general meeting of the shareholders or until the end of the director’s tenure in accordance with our articles of association.

Our external directors have a term of office of three years under Israeli law and may be elected for up to two additional three-year terms under the circumstances described above. External directors may be removed from office only under the limited circumstances set forth in the Companies Law.

Dividend and liquidation rights

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our articles of association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to our then last reviewed or audited financial statements, provided that the date of the financial statements is not more than six months prior to the date of the distribution, or we may distribute dividends that do not meet such criteria only with court approval. In each case, we are only permitted to distribute a dividend if our board of directors and the court, if applicable, determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due. As of December 31, 2021, we did not have distributable earnings pursuant to the Companies Law.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Exchange controls

There are currently no Israeli currency control restrictions on remittances of dividends on our ordinary shares, proceeds from the sale of the shares or interest or other payments to non-residents of Israel.

Shareholder meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once each calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All general meetings other than the annual meeting of shareholders are referred to in our articles of association as special meetings. Our board of directors may call special meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that our board of directors is required to convene a special meeting upon the written request of (i) any two of our directors or one-quarter of the members of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding issued shares and 1% or more of our outstanding voting power or (b) 5% or more of our outstanding voting power.

Under Israeli law, one or more shareholders holding at least 1% of the voting rights at the general meeting may request that the board of directors include a matter in the agenda of a general meeting to be convened in the future, provided that it is appropriate to discuss such a matter at the general meeting.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and 40 days prior to the date of the meeting. Furthermore, the Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

•	amendments to our articles of association;

•	appointment or termination of our auditors;

•	appointment of external directors;

•	approval of certain related party transactions;

•	increases or reductions of our authorized share capital;

•
the exercise of our board of director’s powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

Under our articles of association, we are required to publish notice of any annual or special general meeting in two widely-published, Hebrew-language daily newspapers, and are not required to give notice of any annual general meeting or special general meeting to our registered shareholders, unless otherwise required by law. The Companies Law requires that a notice of any annual general meeting or special general meeting be provided to our shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, or as otherwise required under applicable law, notice must be provided at least 35 days prior to the meeting. Under the Companies Law, shareholders are not permitted to take action by written consent in lieu of a meeting.

Voting rights

Quorum requirements

Pursuant to our articles of association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. The quorum required for our general meetings of shareholders consists of at least two shareholders present in person, by proxy or written ballot who hold or represent between them at least 25% of the total outstanding voting rights. A meeting adjourned for lack of a quorum is generally adjourned to the next week at the same time and place or to a different time or date if so specified in the notice of the meeting. At the reconvened meeting, any number of shareholders present in person or by proxy shall constitute a lawful quorum, instead of 25% otherwise required by the Companies Law.

Vote requirements

Our articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Companies Law or by our articles of association. Pursuant to our articles of association, an amendment to our articles of association regarding any change to the board composition will require a simple majority. Under the Companies Law, each of (i) the approval of an extraordinary transaction with a controlling shareholder and (ii) the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative (even if not extraordinary) requires a specific majority approval. Certain transactions with respect to remuneration of our office holders and directors require further approvals under the Companies Law. Under our articles of association, any change to the rights and privileges of the holders of any class of our shares requires a simple majority of the class so affected (or such other percentage of the relevant class that may be set forth in the governing documents relevant to such class), in addition to the ordinary majority vote of all classes of shares voting together as a single class at a shareholder meeting. Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Companies Law, which requires the approval of holders of 75% of the voting rights represented at the meeting, in person, by proxy or by voting deed and voting on the resolution.

Access to corporate records

Under the Companies Law, shareholders are entitled to access to minutes of our general meetings, our shareholders register and principal shareholders register, our articles of association, our financial statements and any document that we are required by law to file publicly with the Israel Securities Authority. In addition, shareholders may request any document related to an action or transaction requiring shareholder approval under the related-party transaction provisions of the Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Modification of class rights

Under the Companies Law and our articles of association, the rights attached to any class of share, such as voting, liquidation and dividend rights, may be amended by adoption of a resolution by the holders of a majority of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, as set forth in our articles of association.

Shareholder duties

Under the Companies Law, a shareholder has a duty to act in good faith and customary manner toward the company and other shareholders and to refrain from abusing its power in the company. This duty applies, among other things, when voting at a meeting of shareholders on an amendment to the articles of association, an increase of the authorized share capital, a merger or certain related-party transactions.

In addition, certain shareholders have a duty of fairness toward the company. These shareholders include any controlling shareholder, any shareholder that knows that it possesses the power to determine the outcome of a shareholder vote and any shareholder who, under our articles of association, has the power to appoint or to prevent the appointment of a director or officer of the company or to exercise another power with respect to the company. The Companies Law does not define the substance of this duty of fairness. However, a shareholder’s breach of the duty of fairness is subject to laws regarding breaches of contracts and takes into account the status of such shareholder with respect to the company.

Acquisitions under Israeli law

Full tender offer

A person wishing to acquire shares of a publicly-traded company incorporated in Israel, and who would, as a result, hold over 90% of the target company’s issued and outstanding share capital is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether or not such shareholder accepted the tender offer, may, within six months from the date of acceptance of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If a tender offer is not accepted in accordance with the requirements set forth above, the acquirer may not acquire shares from shareholders who accepted the tender offer that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class.

Special tender offer

The Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if, as a result of the acquisition, the purchaser would become a holder of 25% of the voting rights in the company, unless there is already a person holding 25% of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if, as a result of the acquisition, the purchaser would become a holder of more than 45% of the voting rights in the company, unless there is already a person holding more than 45% of the voting rights in the company. These requirements do not apply if the acquisition (i) occurs in the context of a private placement by the company that received shareholder approval or (ii) was from a 25% or 45% shareholder, as the case may be. The tender offer must be extended to all shareholders, but the offeror is not required to purchase more than 5% of the company’s outstanding shares, regardless of how many shares are tendered by shareholders. The tender offer generally may be consummated only if (i) at least 5% of the voting rights in the company will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Companies Law are met, by a majority vote of each party’s shares.

Special rules govern a merger with an acquiror that is already affiliated with the target. Unless a court rules otherwise, the merger must also be approved by at least 50% of the votes of the shares of the target that are held by the shareholders other than (i) the acquiror and (ii) any person (or group of persons acting in concert) who holds 25% or more of the voting rights of the acquiror, or the right to appoint 25% or more of the directors of the acquiror. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders. If the transaction would have been approved by the shareholders of a merging company but for the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value to the parties to the merger and the consideration offered to the shareholders of the company.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Anti-takeover measures under Israeli law

The Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. As of the date of this prospectus, no preferred shares are authorized under our articles of association. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our articles of association, which requires the prior approval of the holders of a majority of the voting power attaching to our issued and outstanding shares at a general meeting. The convening of the meeting, the shareholders entitled to participate and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Companies Law.

Borrowing powers

Pursuant to the Companies Law and our articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our articles of association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Changes in capital

Our articles of association enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Companies Law and must be approved by a resolution duly passed by our shareholders at a general meeting. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court.

The terms of the Option and Allocation Plan are described under the caption “Item 6. Directors, Senior Managers and Employees — B. Compensation” in our Annual Report on Form 20-F for the year ended December 31, 2021, and in any other filing we make with the SEC subsequent to the date of this prospectus, each of which is incorporated by reference in this prospectus. As of December 31, 2021, 8,503,100 ordinary shares underlying options issued pursuant to the Option and Allocation Plan were outstanding and had a weighted-average exercise price of $0.85. As of December 31, 2021, 941,045 ordinary shares underlying RSUs issued pursuant to the Option and Allocation Plan were outstanding and had a weighted-average purchase price of $0.06.

Changes in Our Share Capital During the Last Three Fiscal Years

Since January 1, 2019, the changes to our share capital are as follows:

•
In September and October 2019, we issued 19,681 ordinary shares to certain investors at a price of $95.94 per share and 9,839 warrants exercisable into ordinary shares at an exercise price of $353 per warrant, for aggregate gross proceeds of $1.89 million;

•
In May 2020, we issued to certain investors 1,391,794 ordinary shares and warrants to purchase 8,040,382 ordinary shares at an exercise price of NIS 3.36 per warrant, for aggregate gross proceeds of $1 million;

•	In May 2020, we issued to certain investors 4,398,570 ordinary shares and 4,398,570 warrants to purchase ordinary shares at an exercise price of NIS 3.03, for aggregate gross proceeds of $2.4 million;

•
In August 2020, we issued to certain investors 5,292,160 ordinary shares and warrants exercisable into 7,409,021 ordinary shares at an exercise price of NIS 3.95 per share, for aggregate gross proceeds of $5.8 million, as well as rights exercisable into 1,374,998 ordinary shares at an exercise price of NIS 3.00 per share, and rights for warrants exercisable into 1,925,000 ordinary shares at an exercise price of NIS 3.95 per share;

•
In December 2020, we issued to certain investors 6,791,600 ordinary shares, warrants exercisable into 3,395,800 ordinary shares at an exercise price of NIS 5.00 per share and warrants exercisable into 3,395,800 ordinary shares at an exercise price of NIS 6.00 per share, for aggregate gross proceeds of $7.3 million;

•	In February 2021, we issued 4,070,766 ordinary shares and rights to purchase 4,070,766 additional ordinary shares to shareholders of Peace of Meat in return for their shares;

•	In March 2021, we sold 2,721,271 ADSs, each representing ten ordinary shares, no par value, in our U.S. initial public offering for net proceeds of $24.7 million;

•
During the year ended December 31, 2020, we issued to certain employees and consultants options exercisable into 8,196,847 ordinary shares with a weighted-average exercise price of $0.96 and restricted share units vesting into 1,603,000 ordinary shares; and

•
During the year ended December 31, 2021, we issued to certain employees and consultants options exercisable into 6,723,100 ordinary shares with a weighted-average exercise price of $0.92 and restricted share units vesting into 377,500 ordinary shares, as well as (i) an option to purchase 6,215,770 ordinary shares and (ii) restricted share units vesting into 1,243,150 of our ordinary shares, to BlueSoundWaves as consideration for entry into a services and collaboration agreement.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Computershare. Its address is 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, and its telephone number is (212) 805-7100.

The transfer agent and registrar for the ADSs representing our ordinary shares is the Bank of New York Mellon. Its address is 240 Greenwich Street, New York, New York 10286 and its telephone number is (212) 495-1784.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon, as depositary, registers and delivers the ADSs. Each ADS represents ten ordinary shares (or a right to receive ten ordinary shares). Each ADS also represents any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the ADSs are administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name or (ii) by having uncertificated ADSs registered in your name or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

ADS holders are not treated as shareholders and do not have shareholder rights. Israeli law governs shareholder rights. The depositary is the holder of the ordinary shares underlying the ADSs. Registered holders of ADSs have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. For directions on how to obtain copies of those documents see “Where You Can Find More Information.”

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

Cash.   The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes or other governmental charges that must be paid will be deducted. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Shares.   The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell ordinary shares which would require it to deliver a fraction of an ADS (or ADSs representing those ordinary shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed ordinary shares (or ADSs representing those ordinary shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares.   If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of ordinary shares, new ADSs representing the new ordinary shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions.   The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary will have a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, ordinary shares, rights or other securities under the Securities Act of 1933, as amended, or the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other securities. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited ordinary shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of Israel and the provisions of our articles of association or similar documents, to vote or to have its agents vote the ordinary shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the ordinary shares. However, you may not know about the meeting enough in advance to withdraw the ordinary shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the ordinary shares represented by your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if the ordinary shares represented by your ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing ordinary shares or ADS holders must pay	For
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)
Issuance of ADSs, including issuances resulting from a distribution of ordinary shares or rights or other property Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.05 (or less) per ADS	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the ordinary shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

$.05 (or less) per ADS per calendar year	Depositary services

Persons depositing or withdrawing ordinary shares or ADS holders must pay	For
Registration or transfer fees	Transfer and registration of ordinary shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw ordinary shares

Expenses of the depositary	Cable (including SWIFT), telex and facsimile transmissions (when expressly provided in the deposit agreement) Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or ordinary shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert foreign currency itself or through any of its affiliates or the custodian or we may convert foreign currency and pay U.S. dollars to the depositary. Where the depositary converts foreign currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, fees and transaction spreads that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained by it or its affiliates in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be most favorable to ADS holders, subject to its obligations to act without negligence or bad faith. The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request. Where the custodian converts foreign currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the depositary may receive dividends or other distributions from us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a subdivision, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADSs in exchange for new ADSs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:

•	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

•
we delist the ADSs from an exchange in the United States on which they were listed and do not list them on another exchange in the United States or list our ordinary shares on an exchange outside the United States and make arrangements for trading of ADSs on the U.S. over the counter market within a reasonable time;

•	the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act of 1933;

•	we appear to be insolvent or enter insolvency proceedings;

•	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

•	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

•	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our obligations and the obligations of the depositary; Limits on liability to holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•
are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

•	are not liable if we are or it is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

•	are not liable if we exercise or it exercises discretion permitted under the deposit agreement;

•
are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system;

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person; and

•
the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Ordinary Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:

•
when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

•	when you owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, or DRS, and Profile Modification System, or Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

You will not by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares, ADSs and/or other securities. We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in an applicable prospectus supplement relating to a particular series of warrants. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We may also choose to act as our own warrant agent. We will set forth the material terms of the warrants and any applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the number of securities purchasable upon exercise of the warrants;

●	the designation and terms of the securities, if any, with which the warrants are issued, and the number of the warrants issued with each such offered security;

●	the date, if any, on and after which the warrants and the related securities will be separately transferable;

●	the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of the material Israeli and U.S. income tax considerations applicable to the issuance or exercise of such warrants;

●	the anti-dilution and adjustment of share capital provisions of the warrants, if any;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

●	any other material terms of the warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information.”

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination of such securities as specified in the applicable prospectus supplement. The applicable prospectus supplement will describe:

●	the terms of the units and of the ordinary shares and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

●	any material provisions of the governing unit agreement, if any, that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable units agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of any applicable units agreement if we offer units, see “Where You Can Find More Information.”

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more of the following ways:

•	through agents;

•	to or through one or more underwriters on a firm commitment or agency basis;

•	directly to a limited number of purchases or to a single purchase;

•	in “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on commercially reasonable efforts basis for the period of its appointment.

Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ordinary shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ordinary share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our ordinary shares, which are listed on The Nasdaq Global Select Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our ordinary shares, may or may not be listed on a national securities exchange.

TAXATION

The material U.S. federal and Israeli income tax consequences, if any, relating to the purchase, ownership and disposition of our securities offered by this prospectus will be set forth in the prospectus supplement pertaining to the offering of such securities.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and any Israeli experts named in this prospectus, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a significant number of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have irrevocably appointed MeaTech U.S., Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with any offering described in this prospectus. The address of our agent is 1007 North Orange Street, 10th Floor, Wilmington, Delaware 19801.

We have been informed by our legal counsel in Israel, Meitar | Law Offices, that it may be difficult to initiate an action with respect to U.S. securities law in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to hear such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

Subject to certain time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●
the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court will not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Meitar | Law Offices, Ramat Gan, Israel. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in an applicable prospectus supplement.

EXPERTS

The consolidated financial statements of MeaTech 3D Ltd. as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2021 consolidated financial statements contains an explanatory paragraph that states that the Company’s recurring losses from operations together with other matters described in the notes to those consolidated financial statements raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F, with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

The registration statement on Form F-3 of which this prospectus forms a part, including the exhibits and schedules thereto, and reports and other information are filed by us with, or furnished to, the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file or furnish annual and current reports and other information with the SEC. These filings and other submissions contain important information that does not appear in this prospectus. The SEC allows us to “incorporate by reference” information in this prospectus, which means that we can disclose important information to you by referring you to other documents that we have filed or furnished, or will file or furnish, with or to the SEC.

We incorporate by reference in this prospectus the documents listed below and all amendments or supplements to such documents that we may file or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act:

●	Our Annual Report on Form 20-F for the fiscal year ended on December 31, 2021, filed with the SEC on March 24, 2022; and

●
The description of our ordinary shares contained in (i) Registration Statement on Form F-1, as amended (File No. 333-253257), filed with the Commission on March 11, 2021, which is incorporated by reference into the Registrant’s Registration Statement on Form 8-A (File No. 001-40173) filed with the SEC on March 5, 2021, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description, as updated by (ii) Exhibit 2.1 to the 2021 annual report, and any amendment or report filed for the purpose of further updating that description.

We further incorporate by reference in this prospectus each of the following documents, which will be considered a part of this prospectus from the date of filing or furnishing of such documents:

●
any Reports of Foreign Private Issuer on Form 6-K furnished to the SEC by us after the date of the registration statement of which this prospectus forms a part, that we specifically identify in such reports as being incorporated by reference in that registration statement; and

●	all subsequent Annual Reports on Form 20-F filed after the effective date of the registration statement of which this prospectus forms a part and prior to the termination of this offering.

Certain statements in and portions of this prospectus update and replace information in the above-listed, already-filed or furnished documents incorporated by reference. Likewise, statements in or portions of a future document listed above that is incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above-listed documents.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to our headquarters, which are currently located at 5 David Fikes St., Rehovot 7632805, Israel, Attn: VP of Corporate Development of the Company, telephone number: +972-73-332-2853. Copies of these filings and submissions may also be accessed at our website, www.meatech3d.com. Information contained in our website is not part of this prospectus.

OFFERING EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates, except the SEC registration fee. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees	$6,953
FINRA fees	*
Printing and engraving costs	*
Legal fees and expenses	*
Accountants fees and expenses	*
Miscellaneous	*

Total	*

* These fees and expenses depend on the number of securities offered and the number of offerings by us under this prospectus, and, accordingly, cannot be estimated at this time.

MeaTech 3D Ltd.

600,000 American Depositary Shares, each representing ten (10) Ordinary Shares
Pre-Funded Warrants to Purchase up to 1,257,143 American Depositary Shares
Warrants to Purchase up to 1,857,143 American Depositary Shares

PROSPECTUS SUPPLEMENT

A.G.P.

JUNE 29, 2022